UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   MARCH 10, 2008
                                                   --------------

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)


            NEBRASKA                   001-31924                  84-0748903
            --------                   ---------                  ----------
  (State of other jurisdiction        (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


121 SOUTH 13TH STREET, SUITE 201, LINCOLN, NEBRASKA               68508
--------------------------------------------------------------------------------
          (Address of principal executive offices)              (ZipCode)


Registrant's telephone number, including area code (402) 458-2303
                                                   ---------------



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        Nelnet Student Loan Funding, LLC ("Nelnet Funding"), Nelnet Education Loan Funding, Inc., EMT Corp., LoanSTAR Funding Group, Inc. and Nelnet Student Asset Funding Extendable CP, LLC are wholly owned subsidiaries of National Education Loan Network, Inc. National Education Loan Network, Inc. is a wholly owned subsidiary of Nelnet, Inc.

        On March 10, 2008, Nelnet Student Loan Trust 2008-1 (the "Trust"), of which Nelnet Funding is the Depositor, and Zions First National Bank, in its capacity as Indenture Trustee and as Eligible Lender Trustee, executed and delivered an Indenture of Trust dated as of March 1, 2008, pursuant to which the Trust issued $1,200,435,000 of Student Loan Asset-Backed Notes (the "Notes").

        The Trust used approximately $1,023,031,377 to purchase student loans originated under the Federal Family Education Loan Program from Nelnet Funding. Nelnet Funding purchased the student loans the Trust acquired from Union Bank and Trust Company, EMT Corp., LoanSTAR Funding Group, Inc., Nelnet Student Asset Funding Extendable CP, LLC and Nelnet Education Loan Funding, Inc.

        A description of the transaction and the documents executed in connection with the transaction are included in the Trust's Form 8-K (Reg. No. 333-144431-01) filed on March 13, 2008.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 13, 2008
                                              NELNET, INC.


                                              By:/s/ Terry J. Heimes
                                               ----------------------------
                                              Name:  Terry J. Heimes
                                              Title: Chief Financial Officer and
                                                     Treasurer